Exhibit 99.1

AITX’s RAD Builds Upon Urban Safety Momentum with Key Deployments in Major Cities

Cities Turn to RAD for Smarter, AI-Powered Public Safety Solutions

Detroit, Michigan, April 14, 2025 — Artificial Intelligence Technology Solutions, Inc. (the “Company”) (OTCPK:AITX), a global leader in AI-driven security and productivity solutions for enterprise clients, along with its subsidiary Robotic Assistance Devices (RAD), today announced recent successes in St. Louis, Missouri, where the Downtown St. Louis Community Improvement District (CID) has embraced RAD’s solutions as part of its public safety initiatives. The CID has deployed multiple ROSA™ security devices, showcased RAD’s ROAMEO™ and RADDOG™ LE2 during the NCAA Frozen Four Championship, and is actively developing a citywide program that would introduce hundreds of RADCam™ units across St. Louis.

From April 10 to 12, RAD’s ROAMEO and RADDOG LE2 were actively deployed in downtown St. Louis as part of the city’s public safety and engagement efforts during the NCAA Frozen Four Championship. These high-visibility units provided an added layer of security, engaged with residents and visitors, and generated strong public interest. Steve Reinharz, CEO/CTO of AITX and RAD, was interviewed on-site by KSDK, the St. Louis NBC affiliate, where he discussed how RAD’s technologies enhance urban safety while fostering meaningful community interaction. The segment can be viewed here: https://youtu.be/eYX9bYdI_Ak.

During the event, representatives from several local organizations, including casino operators, professional sports teams, and major property management firms, visited with RAD and the Downtown St. Louis CID to see firsthand how ROAMEO, ROSA, RADDOG LE2, and other RAD security solutions could be used to support safety and operational efficiency in real-world environments.

Of particular interest to many of these organizations was RAD’s multiple SARA™ (Speaking Autonomous Responsive Agent) and ROSS™ (RAD Operations System Software) platforms. These software solutions allow clients to reimagine the role of their existing security infrastructure by adding an intelligent, agentic AI layer to legacy hardware. By leveraging RAD’s analytics and automation capabilities, organizations can unlock powerful new functionality from their current systems, enhancing performance, accelerating incident response, and delivering significant cost savings without the need for full system replacement.

“RAD’s technology has been an impactful addition to our public safety efforts,” said Kelli McCrary, Executive Director of the Downtown St. Louis CID. “The presence of ROSA, ROAMEO, and RADDOG has not only helped deter unwanted activity, but also brought positive attention and community engagement, especially during the excitement of the Frozen Four Championship. This kind of innovation supports our vision for a safer, more welcoming downtown experience.”

RAD’s momentum extends beyond St. Louis. In Cleveland, RAD partnered with Downtown Cleveland, Inc. to launch a smart security initiative in Public Square, featuring the RIO™ 360 tower with live video integration into the city’s crime center. In Nashville, RAD secured deployments of ROSA and RIO units following a competitive review, with city leadership opting for RAD over traditional security solutions to enhance monitoring and deterrence in key public areas.

As municipalities and CIDs search for scalable, cost-effective ways to secure public spaces, RAD has emerged as a trusted partner in redefining how cities approach safety. From high-traffic districts to major public events, RAD’s AI-powered devices provide 24/7 monitoring, advanced detection capabilities, and autonomous responses that relieve the burden on human personnel. The recent deployments in St. Louis, Cleveland, and Nashville illustrate how RAD’s solutions meet the evolving security needs of urban centers while reinforcing community confidence.

“We’re seeing growing interest from CIDs and public sector organizations that are eager to rethink how they secure their communities,” said Reinharz. “RAD is executing a nationwide campaign to deliver meaningful, affordable, and effective security solutions to cities, towns, and districts across the country. Our technology gives these organizations the tools to protect public spaces, ease the strain on human resources, and deliver a stronger sense of safety for residents and visitors alike.”

“It’s incredibly rewarding to see our devices actively supporting the safety goals of communities like St. Louis, Cleveland, Nashville, and others” said Troy McCanna, Chief Security Officer at RAD. “These deployments represent a shift away from outdated approaches and a move toward intelligent, responsive technology that delivers results. We’re proud to be working hand-in-hand with local leaders who are committed to creating safer urban environments through innovation.”

RAD welcomes inquiries from municipalities, Community Improvement Districts (CIDs), Business Improvement Districts (BIDs), Downtown Development Authorities (DDAs), and other organizations focused on public safety and urban revitalization. The Company offers personalized consultations to explore how its AI-powered security solutions can support local safety goals, improve operational efficiency, and strengthen community trust.

About Robotic Assistance Devices, Inc. (RAD)

Robotic Assistance Devices, Inc. (RAD), a wholly owned subsidiary of Artificial Intelligence Technology Solutions, Inc. (AITX), is a trailblazer in delivering AI-powered autonomous security solutions that transform how organizations protect their facilities and assets. RAD’s industry-leading product lineup; including ROSA™, RIO™, AVA™, and RAD Light My Way™ offers cutting-edge security technologies that reduce costs while enhancing operational efficiency. By deploying RAD’s AI-fueled systems, organizations can optimize security personnel, improve situational awareness, and achieve superior ROI. RAD’s solutions are well-suited for various industries, including municipalities, corporate enterprises, transportation, critical infrastructure, education, and healthcare. Learn more at www.radsecurity.com.

AITX, through its subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry’s existing and costly manned security guarding and monitoring model. RAD delivers these tremendous cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX’s RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.radcam.ai, www.stevereinharz.com, www.radgroup.ai, www.raddog.ai, and www.radlightmyway.com, or follow Steve Reinharz on Twitter @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the “Company”). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company’s future revenues, results of operations, or stock price.

###

Steve Reinharz

949-636-7060
@SteveReinharz

1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/